UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Consolidated Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ConsolidatedGraphics

July 21, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 25, 2011, at 5:00 p.m., Central Daylight Time. For those who cannot be present at this Annual Meeting, we urge that you participate by providing your voting instructions by internet or telephone or by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience.  If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors’ recommendations.

This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting.  The Company’s Annual Report to Shareholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company for the fiscal year ended March 31, 2011.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally.  Accordingly, please vote promptly by telephone or internet, or sign, date and mail promptly the enclosed proxy card in the envelope provided.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

/S/ Joe R. Davis

Joe R. Davis
Chairman of the Board and
Chief Executive Officer

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057
(713) 787-0977

VOTING THE PROXY CARD

Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope.  Postage need not be affixed to the envelope if mailed in the United States.   The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested, even if you plan to attend the Annual Meeting in person.  If you attend the Annual Meeting and make arrangements to vote in person, your proxy card will not be used.  Alternatively, you can vote your shares by telephone or internet as set forth in the proxy card.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

The Annual Meeting will be held at 5:00 p.m., Central Daylight Time, on Thursday, August 25, 2011, at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010.  Signs will direct you to the conference room where the Annual Meeting will be held.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and an account statement or a letter from the record holder indicating that you owned the shares on the record date, and bring same to the Annual Meeting in order to vote.  In addition, please bring a valid form of personal picture identification with you.

ConsolidatedGraphics

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 25, 2011
5:00 p.m. Central Daylight Time

To the Shareholders:

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Consolidated Graphics, Inc. (the “Company”) will be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 25, 2011, at 5:00 p.m., Central Daylight Time, for the following purposes:

1.                                       To elect two Class III directors to serve on the Company’s Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal (Proposal 1).

2.                                       To approve, by a shareholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a “Say on Pay” proposal (Proposal 2).

3.                                       To establish, by a shareholder non-binding advisory vote, the frequency of submission to shareholders of advisory “Say on Pay” proposals (Proposals 3).

4.                                       To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 (Proposal 4).

5.                                       To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record as of the close of business on July 8, 2011, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.  A list of such shareholders shall be open to the examination of any shareholder of record during normal business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, located at 5858 Westheimer, Suite 200, Houston, Texas 77057, and shall also be open to examination at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors

/S/ Jon C. Biro

Jon C. Biro
Secretary

Houston, Texas
July 21, 2011

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, OR PROVIDE YOUR VOTING INSTRUCTIONS BY INTERNET OR TELEPHONE AS SET FORTH IN THE PROXY CARD.

Important Notice Regarding Internet Availability of Proxy Materials for

the Shareholders Meeting Dated August 25, 2011

Our proxy materials relating to our 2011 Annual Meeting (notice, proxy statement, proxy and 2011 Annual Report to Shareholders) and our proxy materials relating to all future Annual Meetings of Shareholders will be available on our website at www.cgx.com.  For the date, time and location of the 2011 Annual Meeting and an identification of the matters to be voted upon at the 2011 Annual Meeting, please see the “Notice of Annual Meeting of Shareholders.” For the Board’s recommendations regarding those matters, please refer to “Proposal 1 — For the Election of Class III Directors”, “Proposal 2 — Shareholder Advisory Vote to Approve Executive Compensation”, “Proposal 3 — Shareholder Vote on Frequency of Future Shareholder Advisory Votes on Executive Compensation”, and “Proposal 4 — Ratify Appointment of KPMG LLP as Company’s Independent Registered Public Accounting Firm”. For information on how to obtain directions to be able to attend the meeting and vote in person, please call the Hilton Americas-Houston Hotel at 713-739-8000.

ConsolidatedGraphics

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Consolidated Graphics, Inc., a Texas corporation (the “Company”), for use only at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 25, 2011, at 5:00 p.m., Central Daylight Time, and at any adjournment(s) or postponement(s) thereof.  The approximate date on which this Proxy Statement and accompanying proxy will first be made available or sent to shareholders is July 21, 2011.

Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the Annual Meeting by filing a written instrument revoking it with the Secretary at the Company’s executive offices, by execution and return of a later-dated proxy, or by appearing at the Annual Meeting and making arrangements to vote in person.  The executive offices of the Company are located at 5858 Westheimer, Suite 200, Houston, Texas 77057.

ACTION TO BE TAKEN UNDER PROXY

Proxies in the accompanying form will be voted in accordance with the specifications made thereon and, where no specifications are given, such proxies will be voted (i) FOR the election of the two nominees named herein to serve as Class III directors and if one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee(s) that the Board may propose, (ii) FOR a resolution in which the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in this Proxy Statement, (iii) FOR a frequency of three years with respect to holding future advisory shareholder votes on executive compensation and (iv) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

Management of the Company did not receive any shareholder proposals for inclusion in this Proxy Statement by the date prescribed therefor and is not aware of any other matters to be presented for action at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote at their discretion pursuant to the proxy card in accordance with their best judgment on such matters.

RECORD DATE AND VOTING PROCEDURES

The Board has fixed the close of business on July 8, 2011 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.  The issued and outstanding shares of Common Stock of the Company as of the close of business on July 8, 2011, consisted of 10,925,171 shares, each of which is entitled to one vote on each matter to be voted on at the Annual Meeting.  Under the Company’s Third Amended and Restated By-laws, as amended (the “By-laws”) and in accordance with the Texas Business Organizations Code, the holders of a majority of the total issued and outstanding shares of Common Stock on the record date, present in person or represented by proxy and entitled to vote thereat, will constitute a quorum for the transaction of business at the Annual Meeting.  The persons whom we appoint to act as inspectors of election will determine whether a quorum exists.

If a quorum is not present at the Annual Meeting or if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals, the Annual Meeting may be adjourned or postponed until such time and place as is determined by a vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this current solicitation and not subsequently revoked will be voted at any later continuance of the Annual Meeting in the manner set forth above.

The Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), do not permit cumulative voting.  The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy,  and entitled to vote at a meeting at which a quorum is present is required for the election of directors, the approval of “Say on Pay”, approval of the frequency of “Say on Pay” and the ratification of appointment of the Company’s independent registered public accounting firm, provided, however, that with respect to the approval of the frequency of “Say On Pay”, if none of the frequency choices receive a majority of the votes cast, then the choice that receives the plurality of votes cast will be considered approved.  Although the advisory votes on Proposals 2 and 3 are non-binding, as provided by law, our Board will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of holding such advisory votes.  If the appointment of the Company’s independent registered public accounting firm is not ratified by the shareholders, the Audit Committee and the Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Shares that are entitled to be voted by a shareholder who is present, in person or by proxy, at the Annual Meeting but who abstains from voting or withholds a vote (collectively, “abstentions”), will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  “Broker nonvotes” are also treated as shares that are present for purposes of determining the presence of a quorum.  A broker nonvote occurs when a broker is present at the meeting or returns a proxy but does not have discretionary voting power to vote on a specific matter (such as non-routine matters) and has not received timely voting instructions from the beneficial owner with respect to such matter.  A broker has discretionary voting power (including the power to abstain) under the current rules of the exchange on which the Company’s shares are traded, The New York Stock Exchange, Inc. (“NYSE”), on the ratification of appointment of independent registered public accounting firm, which is considered a routine matter, but does not have discretionary voting power on non-routine matters such as the election of directors, “Say on Pay” and the frequency of “Say on Pay”.

In determining the results of voting at the Annual Meeting, an abstention will have the same effect as a vote against the nominated directors, against “Say on Pay”, against the frequency of “Say on Pay” and against the ratification of appointment of Company’s independent registered public accounting firm.  With respect to the election of directors, the approval of “Say on Pay” and approval of the frequency of “Say on Pay”, broker non-votes are not treated as entitled to vote and therefore will have no impact on such proposals.

PROPOSAL 1 - FOR THE ELECTION OF CLASS III DIRECTORS

Pursuant to the Company’s By-laws, the Board is currently comprised of six directors and is divided into three classes, with each class serving a three-year term.  At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed that class of directors whose terms are expiring.  The Board currently consists of Larry J. Alexander, Brady F. Carruth, Gary L. Forbes, James H. Limmer, Hugh N. West, M.D. and Joe R. Davis, with Messrs. Alexander and Carruth constituting the Class I directors, Messrs. Forbes and Limmer constituting the Class II directors and Mr. Davis and Dr. West constituting the Class III directors.  The term of the Class III directors expires at the Annual Meeting.  The terms of the other two classes of directors expire at the 2012 (Class I directors) and 2013 (Class II directors) annual meetings of shareholders.

Unless contrary voting instructions are set forth in the proxy card, it is intended that the individual named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the nominees listed below as the Class III directors. The two Class III directors elected at the Annual Meeting will each serve for a term expiring on the date of the annual meeting of shareholders in 2014 and until his successor has been elected and qualified or until his earlier resignation or removal.  The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy, and entitled to vote at a meeting at which a quorum is present is required to elect directors.

The Board has appointed a Nominating and Governance Committee and delegated to it the responsibility for evaluating candidates and recommending nominees for election to the Company’s Board of Directors.  The Nominating and Governance Committee determined in its business judgment that the election of Joe R. Davis and Todd A. Reppert as the Class III directors of the Company is in the best interest of the Company and its shareholders. The Board subsequently affirmed the recommendation of the Nominating and Governance Committee.

A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder’s shares for one or more of the named nominees.  Of the Class III director nominees, Mr. Davis is currently serving as a director on the Board, and Mr. Reppert will replace Dr. West, who will not stand for re-election to the Board. Dr. West’s decision was not based on any disagreement with the Company.  Each of the nominees has indicated his willingness to serve in such capacity, if elected, but should the candidacy of Mr. Davis and/or Mr. Reppert for any reason be withdrawn or either nominee becomes unavailable for election, the Nominating and Governance Committee may recommend a replacement nominee and, if such nominee is affirmed by the Board, the individual acting under the duly executed proxies will vote for the election of the replacement nominee.  Management is currently unaware of any circumstances likely to render either nominee unavailable for election.

The following sets forth information concerning each of the nominees for election to the Board and each continuing member of the Board, including their name, age, principal occupation or employment for at least the past five years and the period for which such person has served as a director of the Company.

Nominees for Election as Class III Directors

The following information is furnished with respect to the Class III directors, who, if elected, will serve on the Board until the 2014 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.

Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since it was founded in 1985 and also served as President of the Company from its inception until July 25, 2000.  Mr. Davis serves on the Executive Committee. Mr. Davis previously served on the board of directors of Carriage Services, Inc., a publicly traded death care company, from 2003 to 2009.  Prior to founding the Company, Mr. Davis also served as a partner of a national public accounting firm. Mr. Davis is 68 years of age.

Mr. Davis has more than 26 years of experience in the commercial print industry, and as the Company’s founder, has been intimately involved in the formation, growth and leadership of the Company since its inception.  Mr. Davis also has decades of public company experience, including experience serving on other public company boards and committees.

Todd A. Reppert was nominated for election to the Board in July 2011.  He has served as the President and Chief Financial Officer and as a member of the investment committee of Main Street Capital Corporation since 2007. Since 2002, Mr. Reppert has been a senior managing director of Main Street Mezzanine Management, LLC and Main Street Capital Partners, LLC, both of which are now subsidiaries of Main Street Capital Corporation. Mr. Reppert has also been a senior managing director of the general partner for Main Street Capital II, LP, a small business investment company he co-founded, since January 2006.  From 2000 to 2002, Mr. Reppert was a senior managing director of the predecessor entity of Main Street Mezzanine Fund.  Prior to that, Mr. Reppert was with a national accounting firm where he assisted in several industry consolidation initiatives, as well as numerous corporate finance and merger/acquisition initiatives.  Mr. Reppert is 42 years of age.

Mr. Reppert’s qualifications to serve on the Board include his extensive finance and accounting experience, his management and operational experience as the President and Chief Financial Officer of a public company, his experience as a director of a public company, and his considerable experience in corporate finance, mergers and acquisitions and investments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF MR. DAVIS AND THE ELECTION OF MR. REPPERT AS CLASS III DIRECTORS OF THE COMPANY.  PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Continuing Class I Directors

The following information is furnished with respect to the Class I directors, who will continue to serve on the Board until the 2012 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.

Larry J. Alexander retired from the San Antonio Spurs Professional Basketball Team in May 1996, where he had been the Vice President — Administration and Communications since August 1994.  Prior to joining the Spurs, he spent 27 years with Southwestern Bell Corporation (now AT&T, Inc.), a telecommunications company, where he had various responsibilities in advertising and corporate communications, most recently as Senior Vice President — External Affairs.

Mr. Alexander has been a director of the Company since May 1995 and serves on the Audit Committee.  Mr. Alexander is 69 years of age.

Mr. Alexander has over a decade of public company experience.  Mr. Alexander also has decades of experience in executive management and public relations matters in connection with his prior work experience with highly visible public and private companies. Through his many years of service on the Company’s Board, he has also acquired significant knowledge of the commercial printing industry.

Brady F. Carruth has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987 and President and Chief Executive Officer of Saratoga Financial Group, an insurance holding company, since 2001.  Mr. Carruth has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee.  Mr. Carruth is 53 years of age.

Mr. Carruth has decades of public company experience as a director.  In addition, he has extensive experience in operational, strategic and leadership matters, derived from his decades of experience in senior management positions for privately held companies. Through his many years of service on the Company’s Board, Mr. Carruth has also acquired significant knowledge of the commercial printing industry.

Continuing Class II Directors

The following information is furnished regarding the Class II nominees who will continue to serve on the Board until the 2013 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.

Gary L. Forbes was Senior Vice President of Equus Total Return, Inc., a publicly traded investment company, from 1991 to March 2010.  Mr. Forbes serves on the board of directors of NCI Building Systems, Inc., a publicly traded manufacturer of prefabricated metal buildings, and serves on its audit committee.  Mr. Forbes previously served on the board of directors of Carriage Services, Inc., a publicly traded death care company, from 2007 to 2009.  Mr. Forbes is a certified public accountant and has been a director of the Company since 1993.  He serves on the Audit Committee and the Executive Committee and is 67 years of age.

Mr. Forbes has decades of public company experience as a director, as well as experience in public and private equity investment management.  Mr. Forbes also has significant experience serving on other public company boards and committees. Through his many years of service on the Company’s Board, he has also acquired significant knowledge of the commercial printing industry.

James H. Limmer retired from the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, in July 2007, where he practiced for 34 years.  Tekell, Book, Matthews & Limmer, L.L.P. specializes in all phases of personal injury and property damage defense.  Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee.  Mr. Limmer is 69 years of age.

Mr. Limmer has decades of public company experience as a director.  In addition, Mr. Limmer has particular knowledge of operations, risk assessment and legal matters due to his decades of experience as a professional litigation attorney.  Through his many years of service on the Company’s Board, he has also acquired significant knowledge of the commercial printing industry.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE
OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

Pursuant to recently enacted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.  The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed below under “Executive Compensation.”  As disclosed in the Compensation Discussion and Analysis below, the Company believes that its executive compensation program is reasonable, competitive, focused on pay-for-performance principles and aligns compensation with the Company’s overall business strategy, values and management initiatives.  The goals of the Company’s executive compensation program are designed to:

•                  reward individuals for long-term strategic management and enhancement of shareholder value;

•                  support a performance-oriented environment that rewards achievement of internal Company goals and generally recognizes the Company’s overall performance;

•                  attract and retain individuals whose abilities are considered essential to the long-term future and competitiveness of the Company; and

•                  align the financial interests of the Company’s executive officers with those of the shareholders.

Accordingly, we are asking our shareholders to indicate their support for our named executive officers’ compensation by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The “Say on Pay” vote is an advisory vote only, and therefore it will not bind the Company, the Compensation Committee or our Board, nor will it overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action.  Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for the executive officers.  In particular, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY
VOTES ON EXECUTIVE COMPENSATION

Pursuant to recently enacted Section 14A of the Exchange Act, we are asking shareholders to vote, on an advisory, non-binding basis, for their preference as to whether the Company should hold future “Say on Pay” votes every one, two or three years. Shareholders also may, if they wish, abstain from voting on this proposal.

After careful consideration of this proposal, our Board has determined that it is appropriate and in the best interests of the Company to hold a “Say on Pay” vote every three years.

First, the Board believes that holding an advisory vote every three years offers close alignment with the Company’s approach to executive compensation and the underlying philosophy of our Compensation Committee.  Specifically, our executive compensation programs are intended to, among other things, enhance the long-term growth of the Company and reward performance over a multi-year period.  For example, the stock option and RSU awards granted to our executive officers generally have minimum three-year vesting periods. The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term shareholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Compensation Committee. We believe a three-year cycle for the shareholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s performance, financial results and business.

Second, the Board believes that a triennial “Say on Pay” vote would not foreclose shareholder engagement on executive compensation during interim periods.  Specifically, the Company provides shareholders with other meaningful means by which to share their views about our executive compensation practices. For example, shareholders can currently provide input to the Board by communicating directly with the Board as set forth in the “Corporate Governance Information — Communications with Directors” section below. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate their views on the Company’s executive compensation programs.

The Board weighed these reasons against the arguments in support of conducting the advisory vote annually. In particular, the Board considered the value of the opportunity for shareholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation.  Although the Board believes that these and other positions put forth in favor of an annual “Say on Pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for the Company and recommends that voting alternative to shareholders. The Board intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

Shareholders are not voting to approve or disapprove of the Board’s recommendation.  Instead, the proxy card provides shareholders with four choices with respect to this proposal: one year, two years, three years or shareholders may abstain from voting on the proposal. This vote is an advisory vote only, and therefore it will not bind the Company or our Board.  However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future “Say on Pay” votes.  The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board as the shareholders’ recommendation as to the frequency of future “Say on Pay” votes.  Nevertheless, the Board may decide that it is in the best interests of our shareholders and the Company to hold “Say on Pay” votes more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” “EVERY THREE YEARS” AS THE FREQUENCY WITH WHICH THE “SAY ON PAY” VOTE SHOULD BE HELD.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth as of the close of business on July 8, 2011, information with respect to the shares of Common Stock beneficially owned by (i) the named executive officers of the Company, (ii) each of the directors and director nominees of the Company, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all named executive officers and directors as a group.  To the Company’s knowledge, all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, unless otherwise indicated.

	Amount of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Shares (2)	Percentage of Class (3)

Joe R. Davis (4)	2,261,454	19.2%
BlackRock, Inc. (5)	877,937	8.0%
T. Rowe Price Associates, Inc. (6)	807,160	7.4%
The Vanguard Group, Inc. (7)	728,742	6.7%
Dimensional Fund Advisors LP (8)	707,933	6.5%
Vaughan Nelson Investment Management, L.P. (9)	663,328	6.1%
Gary L. Forbes	52,500	*
Hugh N. West, M.D.	37,500	*
James H. Limmer	29,000	*
Brady F. Carruth	11,346	*
Larry J. Alexander	11,089	*
Jon C. Biro	35,000	*
Todd A. Reppert (10)	—	—
All directors and named executive officers as a group (7 persons)	2,437,889	20.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding shares of Common Stock.

(1)

In accordance with Securities and Exchange Commission (“SEC”) regulations, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares.  In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option and vesting of restricted stock units.

(2)

The shares beneficially owned include options to purchase shares of Common Stock exercisable within 60 days of July 8, 2011, as follows:  Mr. Davis-834,000 shares, Mr. Forbes-32,500 shares, Dr. West-7,500 shares, Mr. Limmer-7,500 shares, Mr. Carruth-7,500 shares, Mr. Alexander-7,500 shares, and Mr. Biro-35,000 shares.  See “2011 Outstanding Equity Awards at Fiscal Year End” in this proxy statement for details of the stock options held by our executive officers.

(3)

The percentage of Common Stock owned by each person has been calculated using the 10,925,171 shares outstanding as of the close of business on July 8, 2011, plus any shares issuable upon the exercise of options or the vesting of restricted stock units owned by such person or group that are exercisable or vest, as the case may be, within 60 days of such date and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Exchange Act.  All percentages have been rounded up to the nearest tenth of a percent.

(4)	The address of Mr. Davis is 5858 Westheimer, Suite 200, Houston, Texas 77057.

(5)

The Company obtained a copy of a Schedule 13G/A filed with the SEC by BlackRock, Inc. reflecting beneficial ownership of 877,937 shares in the aggregate as of December 31, 2010.  The Schedule 13G/A indicates that BlackRock, Inc. had sole voting and dispositive power with respect to 877,937 shares.  The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)

The Company obtained a copy of a Schedule 13G/A filed with the SEC jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. reflecting beneficial ownership of 807,160 shares in the aggregate as of December 31, 2010. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. had sole voting power with respect to 80,160 shares and sole dispositive power with respect to 807,160 shares, and that T. Rowe Price Small-Cap Stock Fund, Inc. had sole voting power over 650,000 shares. The aggregate amounts beneficially owned by T. Rowe Price Small-Cap Stock Fund, Inc. are included in the beneficial amounts reported by T. Rowe Price Associates, Inc.  T. Rowe Price Associates, Inc. disclaims beneficial ownership of all such shares.  The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)

The Company obtained a copy of a Schedule 13G filed with the SEC by The Vanguard Group, Inc. reflecting beneficial ownership of 728,742 shares in the aggregate as of December 31, 2010.  The Schedule 13G indicates that The Vanguard Group, Inc. had sole voting power with respect to 12,226 shares, sole dispositive power with respect to 716,516 shares and shared dispositive power with respect to 12,226 shares.  The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)

The Company obtained a copy of a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP reflecting beneficial ownership of 707,933 shares of Common Stock in the aggregate as of December 31, 2010.  The Schedule 13G/A indicates that Dimensional Fund Advisors LP had sole voting power with respect to 678,585 shares and sole dispositive power with respect to 707,933 shares.  The Schedule 13G/A also states that Dimensional Fund Advisors LP, is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and it serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities. The Address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(9)

The Company obtained a copy of a Schedule 13G filed with the SEC jointly by Vaughan Nelson Investment Management, L.P. and Vaughan Nelson Investment Management, Inc. reflecting beneficial ownership of 663,328 shares in the aggregate as of December 31, 2010.  The Schedule 13G indicates that Vaughan Nelson Investment Management, L.P. had sole voting power with respect to 492,944 shares, sole dispositive power with respect to 598,000 shares and shared dispositive power with respect to 65,328 shares, and that Vaughan Nelson Investment Management, Inc. had sole voting power with respect to 492,944 shares, sole dispositive power with respect to 598,000 shares and shared dispositive power with respect to 65,328 shares. The aggregate amounts beneficially owned by Vaughan Nelson Investment Management, L.P. are included in the beneficial amounts reported by Vaughan Nelson Investment Management, Inc.  Both Vaughan Nelson Investment Management, Inc. and Vaughan Nelson Investment Management, L.P. disclaim beneficial ownership of all such shares.  The address of Vaughan Nelson Investment Management, L.P. is 600 Travis Street, Suite 6300, Houston, Texas 77002.

(10)	As of the record date, Mr. Reppert is not required to report his beneficial ownership in the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE certain reports of ownership, changes in ownership and annual statements of beneficial ownership of the Company’s Common Stock.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.  Based solely on a review of the copies of such reports furnished to the Company and/or written representations from certain reporting persons that no other reports were required to be filed with the SEC by such persons, the Company believes that during the 2011 fiscal year all of the Company’s executive officers, directors and greater than 10% shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

CORPORATE GOVERNANCE INFORMATION

Board of Directors and Committees

As of the date of this Proxy Statement, the size of the Board of Directors was fixed at six members, divided into three classes as described under the caption “Election of Class III Directors” above.  Our Board has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the NYSE corporate governance rules.

The Company’s Corporate Governance Guidelines (the “Governance Guidelines”), in compliance with the NYSE corporate governance rules, provide that the Board shall be comprised of a majority of non-management directors that meet the independence requirements of the NYSE. The Company’s non-management directors (Messrs. Alexander, Carruth, Forbes and Limmer and Dr. West) comprise a majority of the Board and each is “independent” for purposes of Section 303A of the NYSE corporate governance rules. The Board has affirmatively determined that the non-management directors had no material business relationships with the Company and otherwise satisfied the criteria for independence set forth in the NYSE corporate governance rules.  The Board’s determination was based primarily on the directors’ general familiarity with each other and their backgrounds, the fact that no director previously reported a change in circumstances that could affect his independence and a review and discussion of the representations made by the directors in response to various questions regarding each of their (and their family’s) employment and compensation history, affiliations and business and other relationships.  The Board has also determined that Mr. Reppert has no material business relationships with the Company and otherwise satisfies the criteria for independence set forth in the NYSE corporate governance rules based primarily on the Board’s discussions with Mr. Reppert and the representations made by him in response to various questions regarding his (and his family’s) employment and compensation history, affiliations and business and other relationships.

During the fiscal year ended March 31, 2011, the Board met six times.  Each of the directors attended all of the meetings of the Board and of each committee on which he served.  In addition, pursuant to the Governance Guidelines, directors are expected to attend each annual meeting of shareholders.  All of the directors attended the 2010 annual meeting of shareholders.

Pursuant to the Governance Guidelines and the NYSE corporate governance rules, our independent directors are required to meet in executive sessions held at least quarterly.  The lead independent director (the “Lead Director”) who presides over those sessions is elected by the independent directors.  The Lead Director is also the independent Board member appointed to receive communications from interested parties, including shareholders, as set forth in “Communications with Directors” below.

Risk Management

The Audit Committee is responsible for overseeing the Company’s risk assessment and risk management policies.  Pursuant to its written Charter, the Audit Committee is responsible for (i) approving management’s overall risk management strategy for the Company; (ii) overseeing the establishment and implementation of the Company’s risk management system, which includes oversight of insurance programs to address risk, and other programs and policies as may be established from time to time to address risk or risk avoidance; (iii) ensuring that the Company identifies, reviews, and regularly updates the profile of the principal strategic, operational, financial, credit, and liquidity risks to which it is exposed and assessing the appropriateness of the steps management has taken to manage these risks; and (iv) reviewing at least annually the effectiveness of the Company’s implementation of its risk management system.

Executive Committee

The Executive Committee, currently consisting of Messrs. Davis and Forbes, is charged under its written charter to review, develop and recommend Company strategies and policies to the Board and approve certain acquisition transactions of the Company pursuant to authority delegated by the Board.  During the fiscal year ended March 31, 2011, the Executive Committee met one time.

Audit Committee

The Audit Committee currently consists of Messrs. Alexander and Forbes and Dr. West.  Dr. West will not stand for re-election at the Annual Meeting.  Accordingly, the Nominating and Corporate Governance Committee has nominated Mr. Reppert for election to the Board, and we expect that if he is so elected, Mr. Reppert will serve on our Audit Committee.  The Board has affirmatively determined that each current director of the Audit Committee, as well as the director nominee, meets the independence and financial literacy requirements of the applicable NYSE corporate governance rules and SEC rules and regulations.  The Board has also affirmatively determined that both Mr. Forbes and Mr. Reppert qualify as an Audit Committee “financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Audit Committee is charged under its written charter to, among other things, assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the registered independent public accounting firm engaged to conduct the external audit of the Company, the performance of the Company’s internal audit function, and the Company’s overall risk management program.  The Audit Committee is also responsible for preparing an audit committee report as required by the SEC for inclusion in this Proxy Statement.  During the fiscal year ended March 31, 2011, the Audit Committee met five times.

Compensation Committee

The Compensation Committee currently consists of Messrs. Carruth and Limmer, each of whom has been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules.

In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Compensation Committee is charged under its written charter with, among other things, overseeing the effectiveness of the Company’s executive compensation policies applicable to the compensation of our directors and executive officers.  The Compensation Committee also provides executive administration of the Company’s Incentive Plan and 2008 Annual Incentive Compensation Plan (the “Annual Bonus Plan”). The Compensation Committee has sole authority to retain advisors, including compensation consultants, to assist the Committee with its duties.  The Compensation Committee is not authorized by its charter to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers, or directors.  Our Chief Executive Officer has the authority to establish compensation programs for non-executive officers and makes recommendations for the Compensation Committee’s consideration each year with respect to the appropriate compensation to be paid to our executive officers, including himself.  The Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” section of this Proxy Statement and issuing a compensation committee report as required by the SEC for inclusion in this Proxy Statement.  See “Executive Compensation - Compensation Discussion and Analysis” below for additional information on the Company’s procedures for the consideration and determination of director and executive officer compensation, as well as the use of compensation consultants in such process.

Compensation Committee Interlocks and Insider Participation

During the 2011 fiscal year, no member of the Compensation Committee was or formerly had been an officer or employee of the Company or any of its affiliates.  Also, during the 2011 fiscal year, no executive officer of the Company served on the compensation committee or the board of directors of any other entity which employed as an executive officer, or was otherwise affiliated with, one of the members of the Company’s Board or of its Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Carruth and Limmer and Dr. West.  Dr. West will not stand for re-election at the Annual Meeting.  Accordingly, the Nominating and Corporate Governance Committee has nominated Mr. Reppert for election to the Board, and we expect that if he is so elected, Mr. Reppert will serve on our Nominating and Governance Committee.  Each current director of the Nominating and Corporate Governance Committee, as well as the director nominee, has been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules.  In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Nominating and Governance Committee is charged under its written charter with, among other things, assisting the Board in identifying individuals qualified to become Board members, evaluating and recommending for Board selection director nominees for election at each annual meeting of shareholders and generally assisting with filling Board vacancies, reviewing committee structures and member composition.  In addition, the Nominating and Governance Committee is responsible for overseeing the process by which significant shareholder relations matters are addressed, including prompt notice to the Nominating and Governance Committee of the Company’s receipt of any significant shareholder communications or shareholder proposals, establishing procedures requiring the Committee to be notified of potential violations and/or requests for waivers to the Company’s Governance Guidelines or Code of Ethics, including approval of related person transactions involving executive officers, directors or their immediate family members, and recommending to the Board any changes deemed necessary to the Company’s insider trading policies, Governance Guidelines or Code of Ethics.  During the fiscal year ended March 31, 2011, the Nominating and Governance Committee met one time.

Director Nomination Process

The Nominating and Governance Committee assists the Board by identifying, evaluating and recommending for Board affirmation potential candidates for election to the Board of Directors at each annual meeting of shareholders and, in accordance with our By-Laws, to fill vacancies on the Board that may occur between such annual meetings.

Pursuant to its charter, in reviewing prospective director nominees, the Nominating and Governance Committee considers the NYSE corporate governance rules and other factors deemed appropriate by the Committee, such as knowledge of the Company and the printing industry, business experience, any prior service as a Board member and other factors enumerated in the Company’s Corporate Governance Guidelines (which may change from time to time based on the Company’s and Board’s needs), with no one or more of these factors being deemed to be minimum criteria for qualification or more important than any other factor that the Nominating and Governance Committee may take into account in its discretion.  Although the Corporate Governance and Nominating Committee does not have a stand-alone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. The resulting diversity of the Board allows each director an opportunity to provide specific input to Board decisions in his or her respective area of expertise and experience.  The Nominating and Governance Committee considers director nominees for the Board based on the recommendation of the Chairman of the Board and, if so requested, by the Company’s shareholders subject to and in the manner set forth below under “Shareholder Nominations for Directors.”  If necessary, the Nominating and Governance Committee may independently seek candidates and has the authority to retain and compensate consulting firms in connection with that search process.  Director candidates identified by the Chairman of the Board, the shareholders or the Nominating and Governance Committee itself will each be evaluated in the same manner and on the same basis by the Nominating and Governance Committee.

For purposes of the election of Class III directors at the Annual Meeting, the Nominating and Governance Committee reviewed the recommendation from Mr. Davis, the current Chairman of the Board, that Messrs. Davis and Reppert be considered for election as Class III directors.  No director candidates were submitted by shareholders for the Nominating and Governance Committee’s consideration.  Based on the Nominating and Governance Committee’s evaluation of the qualifications of such nominees, taking into consideration the factors described above and relevant elements from the Board’s annual self-assessment, the Nominating and Governance Committee recommended to the Board that Messers. Davis and Reppert be nominated for election to the Board, which the Board subsequently affirmed.

Shareholder Nominations for Directors

Pursuant to our By-laws, shareholders of the Company may nominate director candidates for election at the annual meeting of shareholders in accordance with the procedures set forth therein. To be properly brought for consideration at the annual meeting of shareholders, in addition to complying with the procedures in our By-laws, such nominations must comply with all of the requirements described under the caption “Shareholder Proposals” below, and must be accompanied by the following information:

•      the name of the nominee and the address and principal occupation or employment of such nominee;

•      description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder as required under our By-laws;

•      the written consent of each nominee to serve if so elected;

•      any other information related to such person that is required to be disclosed in a proxy statement soliciting proxies for election of directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act;

•      the name(s) and address(es) of the shareholder(s) making the nomination, as well as the beneficial owner(s), if any, on whose behalf the nomination is made, and the number of shares of the Company’s Common Stock which are directly or indirectly owned beneficially by such shareholder(s) and beneficial owner(s); and

•      such other information and/or representations as may be required under the By-laws.

The Nominating and Governance Committee will consider candidates for director nominees properly submitted by shareholders of the Company in the same manner and on the same basis as other recommended nominees, as discussed above under “Director Nomination Process.”

Communications with Directors

Interested parties, including shareholders, wishing to communicate with the independent directors of the Board may contact the then Lead Director in the manner set forth on our Web site.  Our Lead Director presides over any executive sessions of Board meetings for our independent directors and is authorized to act on behalf of such directors in accordance with our Governance Guidelines.  Currently, our Lead Director is Gary L. Forbes, who may be contacted at P.O. Box 92496, Austin, Texas 78709.

Company Leadership Structure

The Board has determined that it is currently in the best interest of the Company for the position of Chairman of the Board to be filled by the Company’s Chief Executive Officer and believes that the Company benefits from the cohesive and consistent leadership resulting from this structure. Since the founding of the Company, the positions of Chairman of the Board and Chief Executive Officer have been held by Mr. Davis. The Board believes that this structure facilitates communications between the Board, its committees and management, creates the most efficient and productive relationship between the Board’s strategic role and management’s control of daily operations, and uses Mr. Davis’ knowledge of the Company’s business and commercial printing industry to the Company’s benefit and advantage.

To ensure a strong and independent Board of Directors, the Company also has a Lead Director. The Chairman of the Audit Committee, Gary Forbes, is currently designated to serve as Lead Director.  The Lead Director presides at executive sessions of the Board, serves as the liaison between the Chairman of the Board and the other directors, and advises the Chairman of the Board with respect to the schedule, agenda and information relevant for Board meetings.

In connection with its annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company’s evolving circumstances and objectives and therefore may in the future modify the Board’s leadership structure when and as necessary.

Availability of Certain Committee Charters and Other Information

The charters for our Audit, Compensation, Nominating and Governance and Executive Committees, as well as our Governance Guidelines and Code of Ethics, can all be accessed, free of charge, on our Web site (www.cgx.com) under “Investor Relations - Governance.”  We will provide printed copies of these materials to any shareholder upon request directed to Consolidated Graphics, Inc., Attn:  Secretary, 5858 Westheimer, Suite 200, Houston, Texas 77057.  We intend to disclose on our Web site any changes to or waivers from the Code of Ethics that are also required under SEC rules and regulations to be disclosed under Item 5.05 of Form 8-K.  The information on our Web site is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

We also make available on our Web site, free of charge, access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as well as other documents that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are so filed with, or so furnished to, the SEC.

Director Compensation

Effective as of March 1, 2009, the non-employee directors voluntarily reduced their cash compensation for an undetermined length of time at their discretion.  The fees payable to such directors following such reductions are currently as follows:

•      an annual retainer of $21,250, paid quarterly;

•      $850 for each Board meeting attended;

•      $850 to the chairperson of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board;

•      $425 to each other member of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board; and

•      $425 for each other Board committee meeting attended.

From time to time we may issue stock option awards to our non-employee directors under the Incentive Plan.  In May 2008, we granted option awards under the Incentive Plan for the purchase of 12,500 shares of the Company’s Common Stock (at $59.40 per share, the fair market value of such shares on the grant date) to each of our non-employee directors, with such options vesting ratably on each anniversary of the grant date through the fifth anniversary thereof.  We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.

The table below summarizes the aggregate compensation paid to our non-employee directors during the year ended March 31, 2011.

2011 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Paid in Cash	Stock Option Awards	All Other Compensation	Total

Larry J. Alexander	$27,625	—	—	$27,625
Brady F. Carruth	$26,563	—	—	$26,563
Gary L. Forbes	$30,175	—	—	$30,175
James H. Limmer	$26,563	—	—	$26,563
Hugh N. West, M.D.	$28,050	—	—	$28,050

(1)     Mr. Davis is not included in this table as he is an employee and is not entitled to receive additional compensation for his services as a director, other than reimbursement of certain out-of-pocket expenses.  The compensation Mr. Davis received in fiscal year 2011 is shown in the 2011 Summary Compensation Table.

EXECUTIVE OFFICERS

The names, ages, position and other information with respect to our named executive officers are set forth below.

Name	Age	Position

Joe R. Davis	68	Chief Executive Officer

Jon C. Biro	45	Executive Vice President, Chief Financial and Accounting Officer, and Secretary

Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors since the Company was founded in 1985.  Please refer to the caption “Proposal for Election of Class III Directors ” above for additional information with respect to Mr. Davis’ background and experience.

Jon C. Biro has been Executive Vice President, Chief Financial and Accounting Officer, and Secretary of the Company since January 2008.  Mr. Biro is a certified public accountant.  Prior to that time, Mr. Biro was employed as the Chief Financial Officer and Treasurer of ICO, Inc., formerly a publicly traded company, and was employed by a predecessor of PricewaterhouseCoopers LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the following topics:

•      the structure and responsibilities of the Compensation Committee of the Board;

•      the Compensation Committee process;

•      overall compensation philosophy and policies;

•      the components of our executive officer compensation program; and

•      compensation paid to our executive officers (as defined below) for fiscal year 2011.

Structure and Responsibilities of the Compensation Committee

Compensation Committee Members and Independence

Brady F. Carruth and James H. Limmer are the current members of the Compensation Committee.  Mr. Limmer, who has served on our Board of Directors for approximately 26 years, is the current chairman of the Compensation Committee. Each member of the Compensation Committee is an “independent director” and “non-employee director” in accordance with the rules of the SEC and the listing standards of the NYSE, as applicable.

Responsibilities of Committee

There are three primary purposes of the Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executive officers and directors; (2) to issue annual reports of the Compensation Committee relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings; and (3) to provide executive administration of the Company’s incentive compensation plans, including recommending to the Board any necessary amendments to existing plans or adoption of new incentive compensation plans.  The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available at www.cgx.com under “Investor Relations — Corporate Governance.”  Pursuant to the charter, the Compensation Committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following functions are among the key responsibilities and duties of the Compensation Committee, as set forth in the charter:

•      negotiate, and recommend for approval by the Board, definitive employment and related agreements with the Chief Executive Officer of the Company;

•      in conjunction with the Chief Executive Officer, negotiate and recommend for approval by the Board, definitive employment agreements with other executive officers;

•      based on input from all directors, establish both general and specific goals and objectives for the Company which are relevant to the compensation of the Chief Executive Officer;

•      in consultation with the Chief Executive Officer, establish both general and specific goals and objectives for the Company which are relevant to the compensation of any other executive officers, if applicable;

•      as required under the terms of any definitive employment agreement(s) with the Chief Executive Officer and any other executive officers, establish target compensation levels based on the established goals and objectives;

•      following the end of each fiscal year, evaluate the Chief Executive Officer based upon performance in relation to established goals and objectives, and approve annual and long-term compensation for such individual, taking various factors into account, including, at the discretion of the Compensation Committee, terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to the similar position in similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee;

•      following the end of each fiscal year, in consultation with the Chief Executive Officer, evaluate any other executive officers based on performance in relation to established goals and objectives, and approve annual and long-term compensation for such individuals, taking various factors into account at the discretion of the Compensation Committee, including terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to similar positions in similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee;

•      determine the types of awards or grants made to each participant of the Company’s incentive compensation plans and the terms, conditions and limitations, including performance goals, applicable to each award and grant, as well as to determine if such terms, conditions and limitations, including performance goals, have been satisfied;

•      interpret the Company’s incentive compensation plans and, as needed, grant waivers of restrictions thereunder;

•      review and recommend for approval by the Board and pursuant to the Company’s incentive compensation plans, any amendments to such incentive compensation plans as may be deemed appropriate by the Compensation Committee;

•      review and recommend for approval by the Board any new incentive compensation plans as may be deemed appropriate from time to time by the Compensation Committee;

•      adopt such rules and regulations as the Compensation Committee may deem necessary or appropriate in keeping with the objectives of the Company’s incentive compensation plans and in keeping with compliance of applicable regulatory codes;

•      review and discuss with Company management the Company’s annual compensation discussion and analysis, and if appropriate, recommend its inclusion in the Company’s annual proxy statement;

•      issue the report of the Compensation Committee for inclusion in the Company’s annual proxy statement;

•      review and recommend to the Board appropriate compensation for members of the Board and its committees;

•      review and evaluate annually the adequacy of the Compensation Committee charter and report to the Board thereon; and

•      review and evaluate annually the performance of the Compensation Committee and report to the Board thereon.

The Compensation Committee Process

Committee Meetings

The Compensation Committee meets as often as necessary to perform its duties and responsibilities and works with management to establish the agenda for each meeting. The Compensation Committee met two times during fiscal year 2011.

The Compensation Committee typically meets at least annually with our Chief Executive Officer and, where appropriate and as needed, other management, legal counsel and other outside advisors. The Compensation Committee also meets as needed in executive sessions without management, including at least annually, to evaluate the performance of our Chief Executive Officer and any other executive officers, to determine their non-equity incentive compensation and/or discretionary bonuses for the prior fiscal year.  The Compensation Committee will also meet as necessary in connection with establishing or negotiating the parameters of any new employment or other compensation agreements with our executive officers.

The Compensation Committee typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:

•      financial reports on year-to-date performance versus prior year performance;

•      the Chief Executive Officer’s proposals for salary, non-equity incentive compensation and/or discretionary bonuses and long-term incentive compensation for himself and any other executive officers;

•      materials setting forth the total compensation of the Chief Executive Officer and any other executive officers, including base salary, cash incentives, vested and unvested equity awards, value of benefits and perquisites, and amounts payable to these executives upon voluntary or involuntary termination or following a change-in-control of the Company; and

•      reports from compensation consultants engaged by the Compensation Committee in connection with the negotiation of any executive employment agreements, as applicable.

Role of the Executive Committee

Pursuant to the charter of the Executive Committee of the Board of Directors, such committee, among other duties and responsibilities, designates the Company’s “executive officers” for purposes of disclosures required by the SEC.  In this respect, the members of the Executive Committee consider the definition of “executive officer” in Rule 3b-7 of the Exchange Act, and based on their knowledge and familiarity of the Company, its operations, and members of the Company’s management team, as well as input from the Company’s Chief Executive Officer, determine in their best business judgment which individuals have responsibilities and perform at the “executive officer” level in accordance with the meaning and intent of Rule 3b-7 of the Exchange Act.  For the fiscal year ended March 31, 2011, the Executive Committee designated Joe R. Davis, Chairman of the Board and Chief Executive Officer, and Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary, as the Company’s “executive officers”.

Management’s Role in the Compensation-Setting Process

The Chief Executive Officer of the Company plays a key role in the executive compensation-setting process.  The most significant aspects of his role are:

•      recommending annual base salary, equity and non-equity incentive compensation and discretionary bonus levels for himself and the other executive officers of the Company;

•      recommending business performance targets and objectives for approval by the Compensation Committee in connection with incentive compensation plans; and

•      evaluating other executive officer performance.

Compensation Consultants

From time to time, as contemplated in its Charter, the Compensation Committee may engage compensation consultants in connection with the executive compensation process.  However, neither the Compensation Committee nor the Company engaged compensation consultants for the fiscal year ended March 31, 2011.

Overall Compensation Philosophy and Policies

Our compensation philosophy regarding members of the Board and the Company’s executive officers is to maintain compensation policies which align compensation with the Company’s overall business strategy, values and management initiatives. The policies are intended to (1) reward individuals for long-term strategic management and enhancement of shareholder value; (2) support a performance-oriented environment that rewards achievement of internal Company goals and generally recognizes the Company’s overall performance; (3) attract and retain individuals whose abilities are considered essential to the long-term future and competitiveness of the Company; and (4) align the financial interests of the Company’s directors and executive officers with those of the shareholders.

As a way to ensure that all parties have a clear “meeting of the minds”, as well as to assure that the objectives of our compensation philosophy are best able to be achieved, it has been our practice to enter into employment agreements with our executive officers.

Employment Agreement with Joe R. Davis

We previously entered into an employment agreement with Mr. Davis with the approval of our Compensation Committee. The employment agreement is effective until May 22, 2013, provided that it will thereafter be automatically extended for five (5) consecutive one (1) year terms unless the Company provides ninety (90) days’ notice to Mr. Davis that the employment agreement will not be extended.  Notwithstanding the foregoing, the employment period under the employment agreement is set to expire on the tenth anniversary of its effective date, or May 22, 2018, unless otherwise terminated earlier in accordance with its terms.  Key compensation provisions of the employment agreement pursuant to which Mr. Davis was compensated in fiscal year 2011 include the following:

•      Base annual salary of not less than $750,000 (however, see information regarding the voluntary 15% reduction in annual base salary below in Components of Executive Compensation, Base Salary), subject to an annual review by our Board;

•      Eligibility to participate in the Annual Bonus Plan, with an annual target bonus award level equal to 100% of his annual base salary for a stated performance period, determined by reference to certain performance measures set by the Compensation Committee as set forth in an annual incentive award agreement (the “2011 Award Agreement”). For fiscal year 2011, the maximum bonus that could be earned under such Award Agreement, subject to achievement of the performance measures stated therein, was 225% of Mr. Davis’ annual base salary.  Mr. Davis earned a bonus of $1,410,000 under such 2011 Award Agreement for the fiscal period ended March 31, 2011.

•      A fifth and final annual grant of restricted stock unit on April 1, 2010 pursuant to the employment agreement, consisting of a 12,500 RSU award that vests over a three year period.

Under the terms of his employment agreement, Mr. Davis is subject to a confidentiality covenant that will survive his termination of employment, and he may not compete or interfere with the Company’s business during his employment and for one year thereafter unless Mr. Davis is terminated during the three year period following a change in control as discussed below.

Employment Agreement with Jon C. Biro

We previously entered into an employment agreement (and related change in control agreement) with Jon C. Biro, effective as of January 14, 2008, to serve as our Executive Vice President, Chief Financial and Accounting

Officer, and Secretary through August 31, 2013, unless terminated earlier pursuant to its terms.  The terms of those agreements were negotiated between Mr. Biro and Mr. Davis and were approved by the Compensation Committee.   Key compensation provisions of the employment agreement pursuant to which Mr. Biro was compensated in fiscal year 2011 include the following:

•      Base annual salary of not less than $250,000 (however, see information regarding the voluntary 10% reduction in annual base salary below in Components of Executive Compensation, Base Salary);

•      Annual discretionary bonus based principally on Mr. Davis’ judgment of Mr. Biro’s performance and contribution to the Company, but nevertheless subject to the review and approval of the Compensation Committee or the Board;

•      An initial grant of options on January 14, 2008 to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share, vesting ratably over a five year period through January 14, 2013, and certain severance benefits as discussed below.

Under the terms of his employment agreement, Mr. Biro is not permitted to compete or interfere with the Company’s business during his employment and for one year thereafter (generally regardless of the circumstances resulting in Mr. Biro’s termination of employment).

Components of Executive Compensation

The primary components of our executive compensation programs are annual base salaries, annual non-equity incentive compensation and discretionary cash bonuses and long-term equity incentive compensation. Under our current compensation structure, the Compensation Committee has not specifically allocated the mix of base salary, non-equity incentive compensation, discretionary cash bonuses and long-term equity compensation as targeted percentages of total compensation. There are no indirect or deferred compensation components to our executive compensation programs, other than limited perquisites available generally to all employees of the Company.  The Compensation Committee did not use benchmarking to set any components of executive compensation.

Base Salary

The base salary paid to our named executive officers in fiscal year 2011 is set forth in the following table:

2011 Base Salary(1)

Joe R. Davis, Chief Executive Officer	$637,500

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	$225,000

(1)  Messrs. Davis’ and Biro’s listed annual base salary reflects their voluntary reduction in base salary as described below.

Each of these amounts was determined and paid in accordance with the respective employment agreements of such executive officers in effect during such period, as previously discussed.  However, Mr. Davis voluntarily reduced his monthly salary by 15%, effective March 1, 2009, due to the then-current economic environment and the state of the commercial printing industry.  Similarly, Mr. Biro voluntarily reduced his monthly salary by 10%, effective May 1, 2009.  The voluntary salary reductions of Messrs. Davis and Biro are for indeterminate periods of time, at each executive officer’s discretion.

Annual Non-Equity Incentive Compensation Awards/Discretionary Bonuses

Pursuant to the terms of his employment agreement, Mr. Davis was granted an annual incentive award in May 2010 under the Annual Bonus Plan for the fiscal year 2011 performance period, as set forth in the 2011 Award Agreement.  The maximum bonus that could be earned under such award for that performance period, subject to achievement of the various performance measures stated therein, was 225% of Mr. Davis’ annual base salary.  Mr. Davis earned a bonus of $1,410,000 under such Award Agreement.

As contemplated under Mr. Davis’ employment agreement, the Compensation Committee granted Mr. Davis a non-equity incentive compensation award for the 2012 fiscal year performance period as set forth in an annual incentive award agreement (the “2012 Award Agreement”). The award was granted under the Annual Bonus Plan approved by our shareholders, and the payment of a cash bonus is conditioned on the achievement of certain performance measures intended to comply with Code Section 162(m), which would allow such payments to be deducted by the Company as compensation expense. The Compensation Committee utilized the same performance measures set forth in the award granted to Mr. Davis for the fiscal year 2011 performance period, which are based on reaching various target levels of earnings per share growth pursuant to which Mr. Davis could earn between 50% and 150% of his annual base salary (based on the greater of (i) $750,000 or (ii) his annual rate of salary at the end of the performance period). Then, depending on achievement of various established target levels of return on equity, his potential bonus would be subject to an upward or downward adjustment based on a modifier ranging from 0.5x to 1.5x. For purposes of determining the cash bonus award, earnings per share means diluted earnings per share (as determined under US GAAP), adjusted to exclude the effect of non-cash charges, and return on equity means net income (as determined under US GAAP), adjusted to exclude the effect of non-cash charges, divided by the four-quarter average Shareholders’ Equity for the performance period. Mr. Davis will not receive an award under the 2012 Award Agreement if the Company experiences an earnings per share decline. The established performance goals are set forth below.

Annual EPS Growth	% of Base Salary	Annual Return on Equity	Modifier
0 — 9.99%	50%	< 8.99%	0.50
10 — 19.99%	75%	9 — 10.99%	0.75
20 — 29.99%	100%	11 — 12.99%	1.00
30 — 39.99%	125%	13 — 14.99%	1.25
> 40%	150%	> 15%	1.50

By linking these performance measures in calculating the Chief Executive Officer’s potential annual bonus, the Compensation Committee believes that Mr. Davis interests will be aligned with those of our shareholders because it will cause the executive to focus on long-term capital management, and not solely on maximizing short-term results.  Mr. Davis’ targeted annual bonus award is equal to 100% of his annual base salary but, depending on the growth of the Company’s earnings per share and the Company’s return on equity as set forth above, Mr. Davis would have the ability to earn a bonus equal to 225% of his annual base salary, which the Compensation Committee believes is reasonable and competitive.

Upon recommendation by the Chief Executive Officer for recognition of Mr. Biro’s contributions during fiscal year 2011 and in consideration of the Company’s improved financial performance, the Compensation Committee approved a discretionary cash bonus award to Jon C. Biro of $150,000 for fiscal year 2011.

Equity Incentive Compensation Awards

The Compensation Committee believes that equity incentive compensation is one of the most effective means of creating a link between the compensation provided to our employees, including executive officers, and gains realized by our shareholders. Specifically, such compensation is viewed as an effective incentive vehicle because:

•                                          equity incentive compensation helps to align the interests of our executive officers with those of the Company’s shareholders, foster executive officer stock ownership, and contribute to the focus of the executive officers on increasing value for the Company’s shareholders; and

•                                          the vesting period encourages retention of the executive officers.

The Company does not have any program, plan or obligation to grant equity compensation to executive officers, other than grants set forth in the executive officers’ employment agreements, or to our directors on specified dates.  However, our Compensation Committee follows a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our common stock.  The Compensation Committee has the authority and discretion to grant equity compensation to the Company’s employees, including the executive officers, from time to time.

The equity incentive compensation awards granted to our named executive officers under our Incentive Plan during fiscal year 2011 were as follows:

	2011 Stock Option Awards		2011 Restricted Stock Unit Awards	Grant Date
	Shares	Exercise Price	Shares	Fair Value (1)
Joe R. Davis, Chief Executive Officer	—	—	12,500	$529,000
Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	10,000	$42.34	—	$213,800

(1)     The grant date fair value is computed in accordance with SFAS No. 123(R), based on the closing market price of our Common Stock ($42.32) on the date of grant in the case of restricted stock unit awards granted to Mr. Davis and a closing market price of our Common Stock ($42.34) on the date of grant in the case of stock option awards granted to Mr. Biro.

Additional Benefits Pursuant to Employment Agreements

The employment agreements entered into with our executive officers, Messrs. Davis and Biro, entitle such individuals to participate in the health and welfare benefit programs we make generally available to our other employees during their employment with us and, in certain cases discussed below, following their separation from the Company.

Severance, Death and Disability Benefits for Current Executive Officers

Our philosophy is to provide certain severance benefits to our executive officers through the terms and conditions of their employment agreements, generally as protection for such individuals against the unexpected loss of income and benefits in the event we terminate them without “cause” or they resign for “good reason”, as such terms are defined in the respective employment agreements. We also provide certain benefits to our executive officers under their employment agreements in the event that their termination results from death or disability.

In respect of Mr. Davis, his employment agreement will terminate on the first to occur of May 22, 2018 or on his death, disability or resignation or termination by us.  If the employment agreement terminates because of Mr. Davis’ death, disability or his resignation for good reason or termination by us without cause, and such termination does not occur during the three year period following a change in control (please see “Change in Control” below), then we will be obligated to deliver to Mr. Davis (or his estate) (i) a lump sum payment in an amount equal to four (4) times his annual base salary in effect immediately prior to the termination and (ii) an amount equal to his bonus earned under the Annual Bonus Plan for the fiscal year in which the termination occurs based on the attainment of applicable performance goals for such bonus, prorated based on the number of days he was employed during the fiscal year.  In addition, we will be required to (i) accelerate vesting of any unvested equity awards held by Mr. Davis and (ii) remove all restrictions on equity awards held by him, whether or not exercised before or after such termination date.  Mr. Davis’ current voluntary salary reduction will not affect the Company’s severance obligations under his employment agreement.

If Mr. Davis’ employment is terminated for cause or he resigns without good reason, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date.  Furthermore, any unvested awards shall be cancelled or forfeited on the termination date, and all sales restrictions on equity awards held by Mr. Davis will remain in place and will only be removed in accordance with the terms of such awards.

In respect of Mr. Biro, should he be terminated without cause or resign for good reason, then he will be entitled to a lump sum payment equal to his annual base salary, and receive benefits under the Company’s welfare plans at its expense (other than costs payable by him as a participant) for a one-year period, plus should he resign for good reason, die or become disabled, then he (or his estate) will be entitled to immediate vesting of any outstanding equity compensation awards and release of any restrictions thereon, as well as delivery or payment of other awards granted to him prior to such event.  Mr. Biro’s current voluntary salary reduction will not affect the Company’s severance obligations under his employment agreement.

If Mr. Biro’s employment is terminated due to his death or disability, he resigns without good reason or is terminated for cause, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date.

Based on a hypothetical termination event, other than a termination in connection with a change in control, obligating us to provide the maximum severance benefits possible and a hypothetical termination date of March 31, 2011, the estimated severance benefits for our current named executive officers are set forth in the table below.  The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

	Base Salary		Bonus		Healthcare and Other Insurance Benefits	Fair Market Values of Accelerated Equity Compensation(3)	Total
Joe R. Davis, Chief Executive Officer(1)	$3,000,000	(2)	$750,000	(2)	—	$3,211,090	$6,961,090
Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary(1)	$250,000	(2)	—		$4,284	$957,750	$1,212,034

(1)     The severance benefits are calculated based on the terms of the executives’ employment agreements, and with respect to Mr. Davis, assumes he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)     Payable in a lump sum payment.

(3)     Mr. Davis is entitled to accelerated vesting of unvested equity awards upon his death, disability, resignation for good reason and termination by the Company without cause, as set forth in his employment agreement.  Mr. Biro is entitled to accelerated vesting of unvested equity awards upon his resignation for good reason and termination by the Company without cause, as set forth in his employment agreement.  The fair market values were determined based on the closing price of the Company’s Common Stock ($54.63) on March 31, 2011 and, for Mr. Davis, accelerated vesting of unvested stock options granted to Mr. Davis to purchase (i) 270,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share, and (ii) 28,000 shares of the Company’s Common Stock at an exercise price of $15.96 per share, and of 38,959 restricted stock units and, for Mr. Biro, accelerated vesting of unvested stock options to purchase (i) 20,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share, (ii) 15,000 shares of the Company’s Common Stock at an exercise price of $17.16 per share and (iii) 10,000 shares of the Company’s Common Stock at an exercise price of $42.34 per share.  For purposes of calculating fair market values of accelerated equity compensation, stock options with an exercise price above $54.63 were not included in the calculation.

Retirement Plans

We maintain a 401(k) plan pursuant to which our named executive officers may contribute.  We do not make any matching or discretionary contributions on behalf of our employees, including executive officers.

Change in Control

Our executive officers have been materially responsible for building our Company into the successful enterprise it is today, and will continue to be vital to its future success, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our executive officers should be aligned with our shareholders, and providing change in control benefits should eliminate, or at least reduce, their reluctance to pursue potential change in control transactions that may be in the best interests of shareholders.  Each of our executive officers, Mr. Davis and Mr. Biro, has entered into written employment and/or change in control agreements generally providing certain assurances of continued employment following a change in control of the Company or, alternatively, change in control termination benefits.  Mr. Davis’ employment agreement integrates his change in control agreement, while Mr. Biro has executed a change in control agreement that is separate from his employment agreement.

A “change in control” will generally be deemed to have occurred on any of the following:  (1) a merger or consolidation of our Company with any other entity that results in less than a majority of the combined voting power of our then outstanding voting securities (or of such other legal entity) immediately after such transaction being held in the aggregate by holders of our voting securities immediately prior to such transaction or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (2) the sale of all or substantially all of our assets to another person or entity, of which less than a majority of the combined voting power of the then outstanding voting securities of such other person or entity is held in the aggregate by the holders of voting securities of the Company immediately prior to such sale or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (3) the dissolution or liquidation of our Company; (4) any person or entity together with its affiliates becoming, directly or indirectly, the beneficial owner of voting securities representing 50% or more, in the case of Mr. Biro, or 20% or more, in the case of Mr. Davis, of the total voting power of the then outstanding voting securities of our Company or (5) with certain exceptions, if in a one year period individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority of the directors of the Company.

The current employment and change in control agreements for Messrs. Davis and Biro provide each of them with certain employment and minimum compensation rights for three years, in the case of Mr. Davis, and two years, in the case of Mr. Biro, following the occurrence of a change in control of the Company. Termination benefits will be paid following a change in control, in the case of Mr. Davis, upon his death or disability, his resignation for good reason or his termination by the Company without cause and, in the case of Mr. Biro, upon his death, his resignation under certain circumstances or his termination by the Company without cause, as set forth in their respective agreements.  The cash components of any change in control termination benefits for our executive officers would be paid in lump-sum amounts based on multiples of their respective highest paid annual base salaries (as set forth in their respective employment and/or change in control agreements) plus, in the case of Mr. Davis, a lump sum amount equal to his then targeted bonus award, prorated for any partial year based on the number of days he was employed during such year. Specifically, Mr. Davis (or his estate) would be entitled to the aggregate base salary he would have received from the termination date through May 22, 2018, but in no event less than six (6) times such annual base salary, and Mr. Biro would be entitled to two (2) times his base salary.  The Company believes that the bonus amounts payable to Mr. Davis and Mr. Biro will be deductible under Revenue Ruling 2008-13, because they are contingent upon the occurrence of a change in control. The Company also anticipates that such bonus payment formula will generally preserve the federal income tax deductibility of bonus payments under Section 162(m) of the Code.

Additional change in control termination benefits under their current agreements include continuation of health and other insurance benefits (or a lump-sum payment in lieu thereof) for up to three years, in the case of Mr. Davis, and up to two years, in the case of Mr. Biro, and immediate vesting of all previously granted but not as yet vested equity awards held by them, removal of any restrictions on all previously granted equity awards and payment or delivery of other awards granted to them prior to the termination.

Mr. Davis’ employment agreement also provides for immediate vesting of equity awards held by him and the removal of restrictions on previously granted equity awards immediately prior to the occurrence of a change in control in certain circumstances, as well as immediate vesting of all stock options granted to him upon certain trigger dates, which generally means the third business day immediately preceding (i) the expiration date of a tender or exchange offer by any person (with certain exceptions) pursuant to which such person would be the beneficial owner of 10% or more of the Company’s common stock or (ii) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders at which at least two persons are standing or have been nominated for election as directors of the Company that were not approved by a vote of at least two-thirds of the members of the Board then in office, with certain exceptions.

Furthermore, with respect to Mr. Davis, if his employment is terminated for any reason during the three year period following a change in control, the non-competition and non-solicitation covenants in his employment agreement will terminate upon the termination date.

In addition, the executive officers would be paid a tax gross-up for any excise taxes imposed by Section 4999 of the Code.  It is the Company’s current intent not to extend tax gross-ups to future compensation agreements, including any renewals or extensions of existing employment or change in control agreements, with executive officers or other employees.

Based on a hypothetical change in control event obligating us to provide the maximum change in control termination benefits possible and a hypothetical change in control date of March 31, 2011, the change in control termination benefits for our current named executive officers are set forth below.  The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

	Base Salary	Bonus	Healthcare and Other Insurance Benefits	Fair Market Values of Accelerated Equity Compensation(2)	Tax Gross-Up	Total
Joe R. Davis, Chief Executive Officer(1)	$5,358,333	$750,000	$14,217	$3,211,090	—	$9,333,640
Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary(1)	$500,000	—	$8,568	$957,750	—	$1,466,318

(1)          The change in control termination benefits are calculated based on the terms of the executives’ employment and/or change in control agreements, and with respect to Mr. Davis, assumes he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)       Mr. Davis and Mr. Biro are entitled to accelerated vesting of unvested equity awards as part of their change in control termination benefits under their respective agreements.  The fair market values were determined based on the closing price of the Company’s Common Stock ($54.63) on March 31, 2011 and, for Mr. Davis, accelerated vesting of unvested stock options granted to Mr. Davis to purchase (i) 270,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share, and (ii) 28,000 shares of the Company’s Common Stock at an exercise price of $15.96 per share, and of 38,959 restricted stock units and, for Mr. Biro, accelerated vesting of unvested stock options to purchase (i) 20,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share, (ii) 15,000 shares of the Company’s Common Stock at an exercise price of $17.16 per share and (iii) 10,000 shares of the Company’s Common Stock at an exercise price of $42.34 per share.  For purposes of calculating fair market values of accelerated equity compensation, stock options with an exercise price above $54.63 were not included in the calculation.

Perquisites and Other Benefits

The Compensation Committee reviewed perquisites provided to our executive officers in 2011. There were no perquisites in 2011 requiring disclosure pursuant to applicable SEC rules.

Effect of Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation.  For fiscal year 2011, the Company determined that the executive officer compensation for Mr. Davis exceeded the $1 million limitation under Section 162(m) by the amount of $404,508.

Effect of SFAS 123(R) and ASC Topic718

Under SFAS 123(R) and ASC Topic 718, the Company is required to record stock compensation expense related to unvested equity awards based on fair value at date of grant.  As a result, it is possible that the Company will incur compensation expense for equity awards that are never realized by a grantee due to changes in value subsequent to the date of grant.

Our policies regarding trading in our securities by our executive officers

The Company has in effect a written Insider Trading Policy, which is applicable to all employees and non-employee directors.  The policy forbids trading in our securities at any time in which any such individual is in possession of material non-public information.  In addition, irrespective of whether the individual is in possession of material non-public information, the policy prohibits trading by our executive officers and directors, among others, at any time that the Company has closed its trading window. One effect of the trading window is to significantly limit the period of time in any given year in which trading in our securities may be undertaken by the Company’s executive officers and directors.  The Company does not have a written policy concerning share ownership by executive officers or directors.

Conclusion

Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to reward such individuals who are essential to our continued development and success, to compensate them for their contributions and to enhance shareholder value.  The Compensation Committee believes that the total compensation opportunities provided to our executive officers creates a commonality of interest and alignment of our long-term interests with those of our shareholders.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is furnished by the Compensation Committee of the Board of Directors.

The Compensation Committee members:	James H. Limmer, Chairman	Brady F. Carruth

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

2011 Summary Compensation Table

The table below sets forth the total compensation awarded to, earned by, or paid to our named executive officers for the fiscal year ended March 31, 2011.

Name and Principal Position	Year	Salary	Discretionary Bonus(1)	Restricted Stock Unit Awards(2)	Stock Option Awards(2)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(3)	Total

Joe R. Davis,	2011	$637,500	—	$529,000	—	$1,410,000	$4,739	$2,581,239
Chairman of the Board and Chief Executive Officer	2010	$637,500	—	$331,250	$281,225	—	$4,507	$1,254,482
	2009	$740,625		$709,125	$11,327,130	—	$4,101	$12,780,981

Jon C. Biro, Executive Vice	2011	$225,000	$150,000	—	$213,800	—	$4,284	$593,084
President, Chief Financial and Accounting Officer, and Secretary	2010	$227,083	$100,000	—	—	—	$4,071	$331,154
	2009	$250,000	$75,000	—	$196,250	—	$3,707	$524,957

(1)	Paid June 2011 for fiscal year 2011.

(2)

For financial statement reporting purposes, we determined the fair value of restricted stock unit awards and stock option awards using the closing market price of our Common Stock on the date of the grant. We recognize the fair value of the award as compensation expense over the requisite service period. The amounts shown in the Stock Option Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The values shown in these columns are not necessarily representative of the amounts that may eventually be realized by such executive officers. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s consolidated financial statements for the year ended March 31, 2011 in the Company’s Annual Report on Form 10-K previously filed with the SEC.

(3)	Represents employer-paid portion of health and other insurance benefits.

Grants of Plan-Based Awards

The following table is intended to supplement our 2011 Summary Compensation Table by providing additional information on the non-equity and equity incentive compensation awards granted to our named executive officers under our Annual Bonus Plan and Incentive Plan, respectively, for the fiscal year ended March 31, 2011.

2011 Grants of Plan-Based Awards

		Potential Payouts Under			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and
		Non-Equity Incentive Plan Awards			Stock or	Underlying	of Option	Option
	Grant Date	Threshold	Target	Maximum	Units(1)	Options(2)	Awards	Awards(3)
		($)	($)	($)
Joe R. Davis,
Chairman of the Board and Chief Executive Officer	4/1/2010	—	—	—	12,500	—	—	$529,000
	5/21/2010	$0	$750,000	$1,687,500	—	—	—	—

Jon C. Biro, Executive Vice
President, Chief Financial and Accounting Officer, and Secretary
	9/14/2010	—	—	—	—	10,000	$42.34	$213,800

(1)

Represents a restricted stock unit award covering 12,500 shares of the Company’s Common Stock granted pursuant to Mr. Davis’ employment agreement, which vests in equal installments over a three-year period from the date of grant.

(2)

Represents a discretionary stock option grant to Mr. Biro under the Incentive Plan for 10,000 shares of the Company’s Common Stock, which vests in equal installments over a five-year period from the date of grant.

(3)

The grant date fair value is computed in accordance with SFAS No. 123(R), based on the closing market price of our Common Stock ($42.32) on the date of grant in the case of restricted stock unit awards granted to Mr. Davis and a closing market price of our Common Stock ($42.34) on the date of grant in the case of stock option awards granted to Mr. Biro.

Discussion of Summary Compensation and Plan Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the 2011 Summary Compensation Table and the 2011 Grants of Plan-Based Awards was paid or awarded, are described above under “Compensation Discussion and Analysis”.

Amended and Restated Long-Term Incentive Plan

The Board and the shareholders of the Company have previously approved the adoption of our Incentive Plan.  Pursuant to the Incentive Plan, employees and non-employee directors are eligible to receive awards consisting of stock options, SARs, restricted or non-restricted stock or stock units, cash or any combination of the foregoing.  To date, equity-based incentive compensation has been awarded only in the form of stock options and restricted stock units.  Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning and subject to the provisions of Section 422 of the Code, or nonqualified stock options.  During fiscal year 2011, the Company awarded 15,000 stock options and 12,500 restricted stock units, and 30,723 vested stock options expired and/or were forfeited due to employee departures.  As of July 8, 2011, there were 332,550 shares of Common Stock available for future awards under the Incentive Plan, of which 37,500 were available for issuance as restricted stock units.

The Compensation Committee administers the Incentive Plan and, subject to the provisions thereof, is authorized by the Board to (i) determine the type or types of awards made to each participant and the terms, restrictions, conditions and limitations applicable to each award, such as exercise price, vesting period, forfeiture provisions, expiration date and other material conditions, (ii) interpret the Incentive Plan, (iii) grant waivers of restrictions thereunder and (iv) adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan, provided that the provisions of Section 422 of the Code governing the issuance of incentive stock options shall not be overridden.

For the year ended March 31, 2011, there were no material modifications made to the outstanding equity awards held by the executive officers.

The following table contains information concerning our Incentive Plan as of March 31, 2011:

Plan	Number of securities to be issued upon exercise of outstanding options (#) (a)	Weighted average exercise price of outstanding options ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Incentive Plan (1)	1,383,591	$43.62	325,482	(2)

(1)                                  The Incentive Plan was approved by the Company’s shareholders.

(2)                                  From this amount, 37,500 shares were reserved for issuance as restricted stock unit awards under the Incentive Plan.

Annual Incentive Compensation Plan

The Board and the shareholders of the Company have approved our Annual Bonus Plan.  Under the terms of the Annual Bonus Plan, the Compensation Committee may designate executive officers to be participants in such Plan, which shall be evidenced by the execution of a written award agreement setting forth the terms and conditions of such award. Awards shall only be made in cash, and the maximum award that may be paid to any participant under the Annual Bonus Plan for any given fiscal year is an amount equal to $5 million.

A participant’s award shall be paid only if specified objective performance goals set forth in an award agreement have been achieved during the course of the relevant performance period by an individual, the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable. The amount of a participant’s award shall be determined by reference to a formula contained in the relevant award agreement, set by the Compensation Committee, which shall describe the performance goal or goals and the percentage of the potential award to be paid depending upon the level of the performance goal(s) achieved. It is intended that the Annual Bonus Plan and the performance goals conform to Section 162(m) of the Code (and therefore such awards would be tax deductible by the Company), which generally limits the deductibility, for federal income tax purposes, of certain types of compensation paid to certain executive officers of the Company to $1 million with respect to any such officer during any taxable year of the Company.

To date, the sole participant under the Annual Bonus Plan is Mr. Davis, our Chief Executive Officer. A bonus of $1,410,000 was paid to Mr. Davis under the annual bonus award granted to him for the performance period ended March 31, 2011.  For additional information with respect to the annual bonus awards granted to Mr. Davis, please refer to “Executive Compensation — Components of Executive Compensation, Annual Non-Equity Incentive Compensation Awards/ Discretionary Bonuses”.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards of our named executive officers granted under our Incentive Plan as of March 31, 2011.

2011 Outstanding Equity Awards at Fiscal Year End

	Stock Option Awards				Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options(1)	Option Exercise Price	Option Expiration Date	Aggregate Number of Shares or Units of Stock That Have Not Vested (2)	Aggregate Market Value of Shares or Units of Stock That Have Not Vested(3)
	Exercisable	Unexercisable

	50,000	—	$19.10	7/26/2011	38,959	$2,128,330
	50,000	—	$14.75	7/24/2012	—	—
	50,000	—	$23.00	8/4/2013	—	—
Joe R. Davis,	50,000	—	$41.51	7/26/2014	—	—
Chairman of the	50,000	—	$50.84	2/8/2016	—	—
Board and	300,000	—	$50.90	2/10/2016	—	—
Chief Executive	180,000	270,000	$56.82	5/22/2018	—	—
Officer	7,000	28,000	$15.96	5/21/2019	—	—

Jon C. Biro,
Executive Vice
President, Chief
Financial and
Accounting	30,000	20,000	$40.99	1/14/2018
Officer, and	5,000	15,000	$17.16	12/15/2018	—	—
Secretary	—	10,000	$42.34	9/14/2020	—	—

(1)

Mr. Davis’ unvested stock option awards vest in annual increments over a five year period, with vesting commencing on (i) May 22, 2009 with respect to the 450,000 stock option award and (ii) May 21, 2010 with respect to the 35,000 stock option award. Mr. Biro’s unvested stock option awards vest in annual increments over a five year period, with vesting commencing on (i) January 14, 2009 with respect to the 50,000 stock option award, (ii) December 15, 2009 with respect to the 25,000 stock option award, and (iii) September 14, 2011 with respect to the 10,000 stock option award.

(2)

Mr. Davis’ restricted stock units consist of four awards of 12,500 units each and one award of 25,000 units. The first 12,500 unit award was granted on April 1, 2006 and is subject to a five year vesting schedule; 2,500 units were unvested as of March 31, 2011. The second 12,500 unit award was granted on April 1, 2007 and is subject to a four year vesting schedule; 3,125 units were unvested as of March 31, 2011. The third 12,500 unit award was granted on April 1, 2008 and is subject to a three year vesting schedule; 4,167 units were unvested as of March 31, 2011. The fourth 12,500 unit award was granted on April 1, 2010 and is subject to a three year vesting schedule; 12,500 units were unvested as of March 31, 2011. A 25,000 unit award was granted on April 1, 2009 and is subject to a three year vesting schedule; 16,667 units were unvested as of March 31, 2011.

(3)	The market value of Mr. Davis’ restricted stock units that have not vested is based on the closing market price of our Common Stock ($54.63) on the NYSE on March 31, 2011.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise and vesting of stock option and restricted stock unit awards, as applicable, issued under our Incentive Plan to our named executive officers during the fiscal year ended March 31, 2011.

2011 Option Exercises and Stock Vested

	Stock Options		Restricted Stock Units
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Vested	Value Realized Upon Vesting(1)
Joe R. Davis, Chairman of the Board and Chief Executive Officer	300,000	$6,999,750	18,124	$767,008

(1)          Reflects the closing market price of our Common Stock on the day of exercise or vesting, as applicable.

Compensation Policies and Practices as They Relate to Risk Management

The Company has reviewed the elements of compensation during fiscal year 2011 for its employees, including executive officers, to determine whether any portion of such compensation encouraged excessive risk taking.  The Company believes that the risks arising from our compensation policies and practices for our executive officers and other employees are not reasonably likely to have a material adverse effect on the Company.  In addition, we believe that the mix and design of the elements of compensation do not encourage management to assume excessive risks.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Company has adopted a written Code of Ethics applicable to our directors and employees which sets forth the Company’s policies with respect to conflicts of interest situations, including related person transactions.  Under our Code of Ethics, any conflict of interest situation must be immediately and fully disclosed to the Company, and related person transactions involving a member of the Board, an executive officer or one of their immediate family members are strictly prohibited, unless a prior waiver approving such transaction is obtained from the independent directors of the Board or a Board committee consisting of independent directors. Company management is responsible for implementing processes and controls to obtain information from members of our Board and executive officers with respect to any related person transactions, including information received pursuant to annual director and officer questionnaires we require to be completed.

The Nominating and Governance Committee, in accordance with its charter, assists the Board in overseeing procedures requiring Company management to promptly notify such Committee of any potential violations and/or waivers for related person transactions involving a member of the Board, an executive officer or one of their immediate family members.  The Audit Committee, in accordance with its charter, assists the Board in overseeing the Company’s compliance with legal and regulatory requirements, including an annual review of the reasonableness of any related person transactions and adequacy of disclosure of same.

Related Person Transactions

The Company has previously entered into indemnification agreements with each director, including Mr. Davis, and an executive officer, Mr. Biro, which provide, among other things, that the Company will indemnify such persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as an officer or director of the Company, and otherwise to the fullest extent permitted under Texas law and the Company’s By-laws.  There were no other related person transactions between the Company and any director, executive officer or immediately family member of same during the 2011 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal year ended March 31, 2011, KPMG LLP served as the Company’s independent registered public accounting firm.  Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for all professional services rendered to the Company by KPMG LLP for the years ended March 31, 2011 and 2010.

	Year Ended March 31,
	2011	2010
Audit fees (1)	$781,000	$839,300
Audit-related fees (2)	—	—
Tax fees (3)	39,000	57,500
All other fees (4)	1,650	2,400
Total	$821,650	$899,200

(1)

Audit fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the effectiveness of the Company’s internal control over financial reporting and other services that are normally provided in connection with statutory and regulatory filings.

(2)

Audit related fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, specifically, additional attest services that are not required by statute or regulation.

(3)	Tax fees: Consists of fees billed for professional services related to miscellaneous tax consulting and planning.

(4)	All other fees: Consists of fees billed for online software used for accounting research by the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for, among other things, appointing, setting compensation, and overseeing the performance of the Company’s independent registered public accounting firm.  As of the date of this Proxy Statement, the Audit Committee has not established any pre-approval policies with respect to any audit or non-audit services of the Company’s independent registered public accounting firm, KPMG LLP.  Accordingly, the practice of the Company is to obtain advance approval from the Audit Committee for each discrete service proposed to be provided by KPMG LLP.  The Audit Committee has delegated to each of its committee members authority to pre-approve any audit or non-audit services proposed to be provided by KPMG, provided, that the (i) fees for such services do not exceed $100,000 in the aggregate, (ii) any matters approved by such Audit Committee member are to be presented to the full Audit Committee at its next scheduled meeting and (iii) such services must be allowed to be provided by KPMG under applicable law and the rules of the SEC relating to auditor independence.

AUDIT COMMITTEE REPORT

The Audit Committee has been appointed by the Board of Directors to, among other things, assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the Company’s registered independent public accounting firm, and the performance of the Company’s internal audit function.  The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.  The Audit Committee furnished the following report for fiscal year 2011 for inclusion in this Proxy Statement:

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the effectiveness of the Company’s internal control over financial reporting.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management and KPMG LLP, the Company’s independent registered public accountants, the Company’s audited financial statements as of and for the year ended March 31, 2011. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) rules.  The Audit Committee has received the written disclosures and the letter from KPMG LLP, its independent registered public accountants, required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence.  The Audit Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.

Management has also represented to the Audit Committee that it has completed an assessment of the effectiveness of the Company’s internal control over financial reporting, and the Audit Committee has reviewed and discussed with management and KPMG LLP the scope and results of their respective assessments of the Company’s internal control over financial reporting.

Based on the reports and discussions described in this report, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee members:	Gary L. Forbes, Chairman	Larry J. Alexander	Hugh N. West, M.D.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

PROPOSAL 4—RATIFY APPOINTMENT OF KPMG LLP AS COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has re-appointed KPMG LLP, independent registered public accounting firm, for the examination of the accounts and audit of the financial statements of the Company for the year ending March 31, 2012. KMPG LLP was the Company’s independent registered public accounting firm for the year ended March 31, 2011.  While shareholder ratification is not required by the Company’s By-laws or otherwise, the Board will present a proposal to the shareholders to approve and ratify as part of good corporate governance principles, the appointment of KPMG LLP. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of KPMG LLP will be present at the 2011 Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2012.  UNLESS OTHERWISE INDICATED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” SUCH RATIFICATION.

SHAREHOLDER PROPOSALS

If you want to submit a proposal, including candidate(s) for election to the Board of Directors, for consideration by the shareholders at the 2012 annual meeting of shareholders, we must receive such proposal no later than March 24, 2012 in order for it to be included in the respective proxy statement pursuant to the Exchange Act rules; otherwise, proposals to be presented in person at the annual meeting, but not included in the proxy statement, must be received by us no earlier than April 28, 2012 and no later than May 28, 2012 to be considered timely pursuant to our By-laws.  All proposals must be submitted in writing to our Corporate Secretary, Consolidated Graphics, Inc., 5858 Westheimer, Suite 200, Houston, Texas 77057 and must fully comply with the specific procedural requirements set forth in our By-laws, the rules of the Exchange Act and other applicable SEC rules and regulations.  If you would like a copy of the procedural requirements with respect to shareholder proposals, please contact our Corporate Secretary for a copy of our By-laws.

The persons named in the Company’s form of proxy for the 2012 annual meeting of shareholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive advance notice as required under the By-laws.  If the date of the 2012 annual meeting of shareholders is advanced or delayed by more than 30 calendar days from the date of the 2011 annual meeting of shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible Quarterly Report on Form 10-Q, and provide new deadlines for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company has received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

BUSINESS TO BE TRANSACTED

The Company did not receive any proposals from any shareholder for consideration at the Annual Meeting, and management does not presently intend to bring any business before the meeting other than the matters referred to in the accompanying notice.  If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

HOUSEHOLDING MATTERS

Each year in connection with the annual meeting of shareholders, we are required to send to each shareholder of record a proxy statement, annual report and notice of internet availability of proxy materials, and to arrange for such documents to be delivered to each beneficial shareholder whose shares are held by or in the name of a broker, bank, trust or other nominee.  Because some shareholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate delivery of such documents to shareholders who share the same address.  Shareholders may avoid receiving duplicate deliveries and save us the cost of producing and delivering duplicate documents as follows:

Shareholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.

Beneficial Shareholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials if there are other shareholders who share an address with you.  If you currently receive more than one copy of such documents at your household and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials but later decide that you would prefer to receive a separate copy of each document, as applicable, for each shareholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional documents.  If you wish to receive a separate copy of such documents for each shareholder sharing your address in the future, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.

OTHER INFORMATION

Proxy cards and materials will be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for reasonable charges and expenses normal for such services. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, and facsimile transmission without additional compensation.  All costs involving the solicitation of proxies on the Company’s behalf will be borne by the Company.

The Annual Report to Shareholders, containing the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2011, accompanies this Proxy Statement, but is not a part thereof.

A COPY OF THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT THE ACCOMPANYING EXHIBITS, AS FILED WITH THE SEC WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC., ATTENTION: SECRETARY, 5858 WESTHEIMER, SUITE 200, HOUSTON, TEXAS 77057.  A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF FURNISHING THE SAME. THESE DOCUMENTS MAY ALSO BE ACCESSED THROUGH THE COMPANY’S WEB SITE AT WWW.CGX.COM.

/S/ Jon C. Biro

Jon C. Biro
Secretary

2011 ANNUAL MEETING OF SHAREHOLDERS OF CONSOLIDATED GRAPHICS, INC. August 25, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at www.cgx.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230403000000000100 4 082511 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect two Class III directors to serve on the Company's Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal. NOMINEES: FOR ALL NOMINEES Joe R. Davis Todd A. Reppert WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST 2 To approve in a non-binding advisory vote the compensation of the named executive officers. 1 year 2 years 3 years ABSTAIN 3. To establish by non-binding advisory vote the frequency of shareholder advisory votes on executive compensation. FOR AGAINST ABSTAIN ABSTAIN 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2012. 5. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, "FOR" ON PROPOSAL 2, FOR EVERY "3 YEARS" ON PROPOSAL 3 AND "FOR" ON PROPOSAL 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR ALL NOMINEES" ON PROPOSAL 1, "FOR" ON PROPOSAL 2, FOR EVERY "3 YEARS" ON PROPOSAL 3, "FOR" ON PROPOSAL 4 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of the Company for the fiscal year ended March 31, 2011. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 111 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2011 ANNUAL MEETING OF SHAREHOLDERS OF CONSOLIDATED GRAPHICS, INC. August 25, 2011 PROXY VOTING INSTRUCTIONS INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at www.cgx.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230403000000000100 4 082511 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect two Class Ill directors to serve on the Company's Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal. NOMINEES: FOR ALL NOMINEES Joe R. Davis Todd A. Reppert WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and till in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. To approve in a non-binding advisory vote the compensation of the named executive officers. 1 year 2 years 3 years ABSTAIN FOR AGAINST ABSTAIN To establish by non-binding advisory vote the frequency of shareholder advisory votes on executive compensation. 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2012. 5. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, "FOR" ON PROPOSAL 2, FOR EVERY "3 YEARS" ON PROPOSAL 3 AND "FOR" ON PROPOSAL 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR ALL NOMINEES" ON PROPOSAL 1, "FOR" ON PROPOSAL 2, FOR EVERY "3 YEARS" ON PROPOSAL 3, "FOR" ON PROPOSAL 4 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of the Company for the fiscal year ended March 31, 2011. MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 3.

CONSOLIDATED GRAPHICS, INC. Proxy Solicited on Behalf of Board of Directors 2011 Annual Meeting of Shareholders to be held Thursday, August 25, 2011 The undersigned hereby appoints Joe R. Davis and Jon C. Biro, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Shareholders of Consolidated Graphics, Inc. to be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 25, 2011 at 5:00 p.m., Central Daylight Time, and any postponement(s) or adjournment(s) thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote “FOR ALL NOMINEES” on Proposal 1 (the election of Class III directors), "FOR" on Proposal 2, for every "3 YEARS" on Proposal 3, and "FOR" on Proposal 4. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting or any postponement (s) or adjournment (s) thereof, including procedural and other matters relating to the conduct of the meeting. (Continued and to be signed on the reverse side) 14475